EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of each of our reports each dated December 19, 2017, relating to the financial statements and financial highlights, which appear in Nationwide Amundi Global High Yield Fund, Nationwide Amundi Strategic Income Fund, Nationwide Bailard Cognitive Value Fund, Nationwide Bailard Emerging Markets Equity Fund, Nationwide Bailard International Equities Fund, Nationwide Bailard Technology & Science Fund, Nationwide Bond Fund, Nationwide Bond Index Fund, Nationwide HighMark California Intermediate Tax Free Bond Fund (now known as, Nationwide California Intermediate Tax Free Bond Fund), Nationwide Core Plus Bond Fund, Nationwide Emerging Markets Debt Fund, Nationwide Fund, Nationwide Geneva Mid Cap Growth Fund, Nationwide Geneva Small Cap Growth Fund, Nationwide Global Sustainable Equity Fund (formerly, Nationwide Global Equity Fund), Nationwide Government Money Market Fund, Nationwide Growth Fund, Nationwide Inflation-Protected Securities Fund, Nationwide International Index Fund, Nationwide International Small Cap Fund, Nationwide Loomis All Cap Growth Fund, Nationwide HighMark Bond Fund (now known as, Nationwide Loomis Core Bond Fund), Nationwide HighMark Short Term Bond Fund (now known as, Nationwide Loomis Short Term Bond Fund), Nationwide HighMark Large Cap Core Equity Fund (now known as, Nationwide Large Cap Equity Fund), Nationwide Mid Cap Market Index Fund, Nationwide HighMark National Intermediate Tax Free Bond Fund (now known as, Nationwide National Intermediate Tax Free Bond Fund), Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide Small Company Growth Fund, Nationwide U.S. Small Cap Value Fund, Nationwide HighMark Small Cap Core Fund (now known as, Nationwide WCM Focused Small Cap Fund), Nationwide Ziegler Equity Income Fund, Nationwide Ziegler NYSE Arca Tech 100 Index Fund and Nationwide Ziegler Wisconsin Tax Exempt Fund’s Annual Reports on Form N-CSR for the year/period ended October 31, 2017. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 10, 2018